Exhibit 99.1

Warren Resources to Present at the BMO Capital Markets 11th Annual Unconventional Resource Conference

NEW YORK, NY — January 9, 2014 - Warren Resources, Inc. (NASDAQ:WRES) today announced that on Tuesday, January 14, 2014, Mr. Philip Epstein, the Company’s Chairman and Chief Executive Officer and Mr. Stewart Skelly, Vice President & CFO, will present at the BMO Capital Markets 11th Annual Unconventional Resource Conference at the Crowne Plaza Times Square Hotel in New York, NY.

About Warren Resources

Warren Resources, Inc. is an independent energy exploration, development and production company that uses advanced technologies to explore, develop and produce domestic on-shore oil and natural gas reserves. Warren’s activities are primarily focused on oil in the Wilmington field in California and natural gas in the Washakie Basin in Wyoming.

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Brian Gelman

Corporate Controller

212-697-9660